Exhibit 32

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Quarterly Report of Network Equipment Technologies, Inc. (the "Company") on Form 10-Q for the period ending June 27, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

                (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2)  The information  contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Hubert A. J. Whyte
Hubert A. J. Whyte
President and Chief Executive Officer

August 8, 2003

/s/ John F. McGrath, Jr.
John F. McGrath, Jr.
Vice President and Chief Financial Officer

August 8, 2003